UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2007

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As previously announced, William F. Plyler II, Senior Vice President and Chief Credit Officer of our bank subsidiary, The East Carolina Bank (the “Bank”), retired from active employment with the Bank effective on January 1, 2007. Mr. Plyler had been employed by the Bank pursuant to an Agreement dated April 1, 1999, which, in addition to provisions relating to Mr. Plyler’s duties and compensation during its term, also provided for payments to Mr. Plyler in the event that his employment was involuntarily terminated without cause, or he voluntarily terminated his own employment under certain circumstances, within ninety days following a change in control of the Bank or our company. That agreement terminated upon his retirement. In connection with his retirement, we and the Bank entered into certain other arrangements or modifications of existing agreements with Mr. Plyler that were previously disclosed in our Current Report on Form 8-K dated November 16, 2006.

The Bank’s Board of Directors has elected T. Olin Davis to succeed Mr. Plyler as the Bank’s Senior Vice President and Chief Credit Officer effective upon Mr. Plyler’s retirement on January 1, 2007. At the time of his appointment, Mr. Davis was serving as the Bank’s Senior Credit Policy Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: January 4, 2007	By:	/S/ Gary M. Adams
Gary M. Adams
Chief Financial Officer

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